                                                                   EXHIBIT 10.12

                          [FORM OF LOCK-UP AGREEMENT]

                                                        November ___, 2002

Essentially Yours Industries, Inc.
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV  89109

Dear Sirs and Mesdames:

      The undersigned understands that Essentially Yours Industries, Inc., a Nevada corporation (the "COMPANY"), proposes to register 16,330,000 shares (the "SHARES") of its Common Stock , $.001 par value (the "COMMON STOCK"), under the Securities Act of 1933, as amended, including Shares (i) to be offered for resale by certain selling stockholders and (ii) to be offered for sale by the Company (the "REGISTRATION"), pursuant to a registration statement on Form SB-2 (the "REGISTRATION STATEMENT").

      The undersigned further understands that the Company proposes to cause the Shares to be quoted on the Over-the-Counter Bulletin Board (the "LISTING"), pursuant to a certain application on Form 211 (the "LISTING APPLICATION").

      Jay Sargeant, the Company's President and a selling stockholder under the Registration Statement, intends to distribute 12,000,000 Shares he holds in trust pursuant to a Declaration of Trust dated May 27, 2002 to twelve individuals, including ___________ Shares to be distributed to the undersigned (the "ACQUIRED SHARES"), on the date the Registration Statement becomes effective (the "EFFECTIVE DATE"). The undersigned desires to receive the Acquired Shares on the Effective Date.

      To induce the Company to continue its efforts in connection with the Registration and Listing, the undersigned hereby agrees to not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Acquired Shares, except for Released Shares (as defined below) or (2) enter into any swap or other arrangement that transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of any Acquired Shares, except for Released Shares (as defined below), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

      The term "Released Shares" shall mean (i) 10% of the Acquired Shares as of six (6) months following the Effective Date, (ii) an additional 15% of the Acquired Shares as of twelve (12) months following the Effective Date, (iii) an additional 20% of the Acquired Shares as of eighteen (18) months following the Effective Date and (iv) the balance of the Acquired Shares as of twenty-four
(24) months following the Effective Date.

      The undersigned understands that the Company is relying upon this Lock-Up Agreement in proceeding with the Registration and Listing of the Shares. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall obligate the undersigned's heirs, legal representatives, successors and assigns. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Acquired Shares, except in compliance with the foregoing restrictions.

                                          Very truly yours,

                                          ______________________________________